Exhibit 99.1
CVR Energy Commences Offer to Purchase
Up To $100 Million Principal Amount
of First Lien Senior Secured Notes and
Second Lien Senior Secured Notes
SUGAR LAND, Texas (April 14, 2011) — CVR Energy, Inc. (NYSE: CVI) announced today that its wholly-owned subsidiaries, Coffeyville Resources, LLC and Coffeyville Finance, Inc. (the “Issuers”), have commenced an offer to purchase up to $100 million aggregate principal amount of their 9% First Lien Senior Secured Notes due 2015 (the “First Lien Notes”) and their 10 7/8% Second Lien Senior Secured Notes due 2017 (the “Second Lien Notes” and, together with the First Lien Notes, the “Notes”) at a cash purchase price of 103% of the principal amount of Notes, plus accrued and unpaid interest to the date Notes are accepted for payment pursuant to the offer.
The offer will expire at 10:00 a.m., New York City time, on May 16, 2011, unless extended. In order to participate in the offer, holders must validly tender Notes prior to the expiration time. Any holder desiring to tender Notes should refer to the Offer to Purchase being circulated to holders of the Notes to ensure valid tender of such Notes.
Wells Fargo Bank, National Association, the trustee under the indentures governing the Notes, is serving as the depositary for the offer. Questions regarding the offer should be directed to Wells Fargo Bank, National Association, at (800) 344-5128, option 0. Requests for documents relating to the offer should be directed to Wells Fargo Bank, National Association.
This press release is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The offer will be made only pursuant to the Offer to Purchase, dated April 14, 2011, and related materials.
The offer is being made pursuant to the indentures governing the Notes as a result of the closing of the initial public offering of CVR Partners, LP, which constitutes a fertilizer business event as defined in the indentures governing the Notes.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of key risk factors, please see the risk factors and other disclosures included in our annual report on Form 10-K, and other filings with the Securities and Exchange Commission, which may be obtained at the Securities and Exchange Commission’s website at www.sec.gov or our website at www.cvrenergy.com as well as the risk factors and other disclosures contained in the Offer to Purchase, dated April 14, 2011. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Energy, Inc. undertakes no duty to update its forward-looking statements.
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About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses include an independent refiner that operates a 115,000 barrel per day refinery in Coffeyville, Kan., and markets high value transportation fuels supplied to customers through tanker trucks and pipeline terminals; a crude oil gathering system serving central Kansas, Oklahoma, western Missouri and southwest Nebraska; an asphalt and refined fuels storage and terminal business in Phillipsburg, Kan.; and, through a limited partnership, of which it owns approximately 70% of the limited partnership’s common units, an ammonia and urea ammonium nitrate fertilizer business located in Coffeyville, Kan.

For further information, please contact:
Investor Relations:	Media Relations:
Stirling Pack, Jr.	Steve Eames
281-207-3464	281-207-3550
Jay Finks	MediaRelations@CVREnergy.com
281-207-3588
InvestorRelations@CVREnergy.com

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